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                                                                  Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Legacy Software, Inc.

        We hereby consent to the incorporation by reference in the Form S-8 Registration Statement of our reports dated November 8, 1995, except for Note 8 which is as of January 17, 1996, relating to the financial statements and schedule of Legacy Software, Inc. appearing in the Company's Prospectus No. 333-1054 filed with the Commission on May 14, 1996, for the year ended December 31, 1995. Our report contains an explanatory paragraph regarding uncertainties as to the Company's ability to continue as a growing concern.


                                        /s/ BDO Seidman, LLP

                                        BDO SEIDMAN, LLP

Los Angeles, California
October 18, 1996